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                                                                   EXHIBIT 3.2

                 Amended and Restated By-Laws, Payless Shoesource

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            PAYLESS SHOESOURCE, INC.

                    (Amended and Restated as of May 22, 1998)


                                    ARTICLE I
                                     OFFICES

Section 1. The registered office of the Corporation in the State of Delaware shall be at the office of Corporation Service Company at 1013 Centre Road in the City of Wilmington, County of New Castle, or at such other place within the State of Delaware as the Board of Directors may at any time and from time to time designate.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. The annual meeting of stockholders for the election of directors shall be held at such place within or without the State of Delaware, at such hour and on such date, commencing in 1999, not earlier than May 1 in each year as the Board of Directors may specify in the call of such meeting, at which meeting the stockholders shall elect directors by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and to transact such other business as may properly be brought before the meeting.

Section 3. Except as otherwise required by law, written notice of the annual meeting stating the place, date and






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hour of the meeting shall be given by mail, postage prepaid, not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting at such address as shall appear on the books of the Corporation.

Section 4. The Secretary of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if, not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, may be called by the persons specified in the Certificate of Incorporation. The business transacted at a special meeting of stockholders shall be confined to the purpose or purposes specified in the notice therefore.

Section 6. Except as otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by mail, postage prepaid, not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting at such address as shall appear on the books of the Corporation.

Section 7. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding


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shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 8 of this Article II of these By-laws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 8. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. Other than in the election of directors, and other than as provided by law or by the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of


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whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 10. Except as otherwise provided by the Certificate of Incorporation, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of capital stock of the Corporation entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy. Subject to applicable law, the Board of Directors shall prescribe the rules and regulations for voting at all meetings of the stockholders; provided, however, the vote for the election of directors, and upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by written ballot.

Section 11. To be properly brought before the annual or any special stockholders' meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder in accordance with the manner specified in these By-laws. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be (i) delivered to or mailed and (ii) received at the principal executive offices of the Corporation by the Secretary of the Corporation not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders generally, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such


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stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 11.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

Section 12. Except as provided in Section 3 of Article III, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at the meeting by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 75 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders generally, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth


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(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and, if such information is different, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation); and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine and declare, the defective nomination shall be disregarded.

Section 13. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the


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meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 14. Prior to any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the person who will be presiding over such meeting shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination


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of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                                 ARTICLE III
                                  DIRECTORS

Section 1. Except as otherwise required by law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. The number of directors of the Corporation from time to time shall be fixed in the manner provided in the Certificate of Incorporation.

Section 3. Except as otherwise required by the Certificate of Incorporation, any vacancy in the Board of Directors resulting from any increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any director so elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected and such director's successor is elected and qualified or until such director's earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or


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classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. In no event shall a decrease in the number of directors shorten the term of any incumbent director.

Section 4. The Board of Directors may hold its meetings, both regular and special, and cause the books of the Corporation to be kept, either within or without the State of Delaware at such place or places as they may from time to time determine or as otherwise may be provided in these by-laws.

Section 5. Subject to Section 8 of this Article III there shall be an annual meeting of the Board of Directors on the day of the annual meeting of stockholders in each year or as soon thereafter as convenient, such annual meeting to be at such place and time (and, if applicable, on such date) as the Chairman of the Board or the Chief Executive Officer shall designate by written notice to the directors, and regular meetings shall be held on such dates and at such times and places either as the directors shall by resolution provide or as the Chairman of the Board or the Chief Executive Officer shall designate by written notice to the directors. Except as provided, no notice of said annual meeting or such regular meetings of the Board of Directors need be given.

Section 6. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Treasurer and shall be called by one of the foregoing officers on the written request of a majority of the entire Board of Directors specifying the object or objects of such special meeting. In the event that one of the foregoing officers shall fail to call a meeting within two days after receipt of such request, such meeting may be called in like manner by the directors making such request. The person or persons calling the special meeting may fix the place, either within or without the State of Delaware, as a place for holding the meeting. Notice of each special meeting, stating the date, place and time of the meeting and the purpose or purposes for which it is called, shall be deposited in the regular or overnight mail, sent by telecopy, telegram or delivered by hand to each director not later than the day preceding the date of such meeting, or on such shorter notice as the


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person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 7. At all meetings of the Board of Directors a majority of the entire Board of Directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Except as otherwise required by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken by the Board of Directors at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee as the case may be.

Section 9. Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any committee meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another


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member of the board of directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent allowed by law and as provided in the resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11. Each committee of the Board shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. Directors and members of committees may receive such compensation for their services, and such reimbursement of expenses, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 13. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it


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is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 14. As used in these by-laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                 ARTICLE IV
                                   NOTICES

Section 1. Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, committee member or stockholder, such requirement shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director, committee member or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telecopy, telegram, telex or cable or by overnight mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, committee member or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any


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written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.


                                  ARTICLE V
                                  OFFICERS

Section 1. The officers of the Corporation elected by the Board of Directors shall consist of a Chairman of the Board, a Chief Executive Officer, a President and a Secretary and such other officers as the Board of Directors may deem necessary and proper, including, without limitation, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers. The Board of Directors shall elect the Chairman of the Board, the Chief Executive Officer, the President and the Secretary at its first meeting held after each annual meeting of stockholders and may elect such other officers from time to time as it deems necessary or advisable. Any two or more of such offices, excepting the offices of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument on behalf of the Corporation in more than one capacity.

Section 2. The Chairman of the Board, the Chief Executive Officer, the President and such other officer or officers as the Board may from time to time by resolution designate may appoint one or more Vice Presidents, a Controller, and one or more Assistant Controllers, Assistant Secretaries and Assistant Treasurers, who shall also be officers of the Corporation.

Section 3. The Board of Directors may determine or provide the method of determining the compensation of all officers.

Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation that was filled by the Board of Directors pursuant to
Article V, Section 1 also shall be filled by the Board of Directors.



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Section 5. Each officer of the Corporation shall be subject to the control of the Board of Directors and shall have such duties in the management of the Corporation as may be provided by appropriate resolution of the Board of Directors and/or provided in these By-laws.

Section 6. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 7. In the case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any other director, or to any other person for the time being.


                                 ARTICLE VI
                            CERTIFICATES OF STOCK

Section 1. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an


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Assistant Treasurer, or the Secretary or an Assistant Secretary, of the
Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any signature on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The provisions of this paragraph will not apply to the common stock of the Corporation so long as and to the extent that the Corporation shall have only one class of common stock outstanding.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and


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



the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, and which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors; provided, however that if the Board of Directors does not set a record date for the determination of the stockholders entitled to notice of, and to vote at, a meeting of stockholders, only the stockholders of record at the close of business on the day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held) shall be entitled to notice of, and to vote at, the meeting and any adjournment of the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to such action, and which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors; provided, however that if the


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


Board of Directors does not set a record date in relation to such action, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                 ARTICLE VII
                             GENERAL PROVISIONS

Section 1. All checks or demands for money and all notes and other obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may at any time and from time to time designate.

Section 2. The fiscal year of the Corporation shall end on the Saturday closest to the 31st day of January in each year or shall otherwise be as determined by the Board of Directors.

Section 3. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors and shall be kept by the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                ARTICLE VIII
                                 AMENDMENTS

These By-laws may be amended, altered, changed or rescinded, in whole or in part, or new by-laws may be adopted, in the manner provided in the Certificate of Incorporation.





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